Exhibit 10.1

Non-Management Director Compensation

Non-Management Directors:

•	Each Director will receive a Board retainer of $100,000 (prorated for partial periods of service), payable in quarterly installments in arrears.

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Each Director will receive an annual Committee retainer of $10,000 (prorated for partial periods of service) for each Committee of which he or she is a member, payable in quarterly installments in arrears.

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Each Committee Chair other than the Chair of the Audit Committee will receive an additional annual Committee Chair retainer of $15,000 (prorated for partial periods of service), payable in quarterly installments in arrears, and the Chair of the Audit Committee will receive an additional annual Committee Chair retainer of $20,000 (prorated for partial periods of service), payable in quarterly installments in arrears.

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Each Director will receive a quarterly deferred stock unit grant, with a value equal to $37,500 (i.e, $150,000 per year) (prorated for partial periods of service), based on the average of the high and low trading prices of the Company’s common stock averaged over the last ten trading days of the quarter. These units will be fully vested upon crediting and will be distributed to the Director on the second anniversary of the grant date. The units will be distributed 100% in shares of the Company’s common stock.

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Unless the Board exempts a Director, each Director will be required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she leaves the Board even if the director already holds shares sufficient to meet any equity retention guidelines set forth in the Company’s Corporate Governance Guidelines, and any shares retained in satisfaction of this policy will count towards satisfaction of any equity retention provisions of the Corporate Governance Guidelines.

Independent Lead Director:

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The Independent Lead Director will receive an annual retainer of $50,000 (prorated for partial periods of service), payable in quarterly installments in arrears in addition to the compensation the Director receives as a Non-Management Director as set forth above.